              THIS AGREEMENT IS SUBJECT TO ARBITRATION PURSUANT TO CHAPTER 48 OF TITLE 15 OF THE CODE OF LAWS OF SOUTH CAROLINA

                         AMENDED AND RESTATED AGREEMENT

     This Amended and Restated Agreement (this "Agreement") is dated as of
July 15, 1996, executed as of this 17th day of September, 1996 (except Sections 2.3(iii) and 6.6 are dated as of September 16, 1996) by and among Carolina First Bank, a South Carolina corporation ("CFB"), Internet Organizing Group, Inc., a Georgia corporation ("IOG"), the Organizers (as set forth on the Signature Page hereof, which include Kelton International, Limited and which are hereinafter referred to as the "Organizers"), and the Kelton Group of Investors (as set forth on the Signature Page hereof and which are hereinafter referred to as the "Kelton Group").

                                    PREAMBLE

     WHEREAS this Agreement amends and restates in full that certain Agreement entered into July 15, 1996 by and among CFB, IOG, the Organizers (as set forth on the Signature Page thereof, and the Kelton Group of Investors (as set forth on the Signature Page thereof);

     NOW, THEREFORE, in consideration of the mutual covenants and representations contained herein, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

                   SECTION I. CERTAIN COVENANTS OF THE PARTIES

     1.1 CERTAIN DEFINITIONS. As used in this Agreement, the following terms have the definitions indicated.

     "Accrued Interest Payable" means interest on Deposits which is accrued but has neither been posted to a deposit account nor paid as of the Transfer Date.

     "Accrued Interest Receivable" means interest on loans which is accrued but unpaid as of the Closing Date.

     "Cash Items" means all cash items, suspense items and items in process of collection, that are related to the IB Deposits.

     "CFB IB Operation" shall mean the CFB Internet banking operation described in Section 2.2 hereof.

     "Deposit" shall have the meaning set forth in Section 3(1) of the Federal Deposit Insurance Act, 12 U.S.C. Section 1813(1), including, without limitation, individual retirement accounts and cash management accounts.

     "IB Contracts" means any leases, contracts and other agreements owned by CFB and utilized principally in the CFB IB Operation.


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

     "IB Deposit" means a Deposit (except South Carolina Deposits), including Accrued Interest Payable thereon, which has been gathered through the CFB IB Operation.

     "IB Loan" means any loan substantially effected through the CFB IB Operation and any other loans of such types or categories and in such amounts as are agreed upon by the parties hereto, together with any Accrued Interest Receivable thereon, the related servicing rights and all records associated therewith.

     "Net Book Value" means the value of an asset on the books of CFB as of the date of the Transfer determined in accordance with Generally Accepted Accounting Principles ("GAAP"), but without regard to any general allowance for credit losses.

     "Premier Charter" shall mean the thrift charter of Premier Bank, FSB.

     "South Carolina Deposits" shall mean IB Deposits associated with customers who on the date hereof, are customers of CFB.

     "Transfer" shall mean the transfer of the assets and liabilities of the CFB IB Operation to IOG, all as more specifically set forth in Section III and other sections of this Agreement.

                  SECTION II. CERTAIN COVENANTS OF THE PARTIES

     2.1. ACQUISITION OF CHARTER. IOG shall use its best efforts to acquire the Premier Charter on substantially the terms and otherwise as contemplated in that certain H(e)-1 Application of IOG filed (or to be filed) with the Office of Thrift Supervision, a copy of which has been provided to CFB. In the event that IOG does not reasonably expect to obtain the Premier Charter on reasonably acceptable terms or in a timely manner, IOG shall use its best efforts to acquire another banking charter on reasonably acceptable terms (such other charter, or the Premier Charter being hereinafter referred to as the "Charter").

     2.2. CFB INTERNET BANKING OPERATIONS. Prior to the Transfer, CFB shall conduct certain Internet banking operations (the "CFB IB Operation"), which shall consist of the following:

          (i) As soon as reasonably practicable following the date hereof, CFB shall offer certain banking products via the Internet under the name "The Atlanta Internet Bank, a product of Carolina First Bank" (hereinafter referred to as the "AIB Product"). The AIB Product and the CFB IB Operation shall be offered and conducted as otherwise described herein, including as described on Exhibit A attached hereto.

          (ii) IOG shall provide the management and financial expertise and software required for the operation of CFB's IB Operation all as contemplated herein, including as set forth in Exhibit A attached hereto (the "IOG Services"). IOG shall perform the IOG Services in compliance with applicable law, and in a manner consistent with the reasonable standards in the industry (with due consideration being given to the relative newness of this segment of the banking industry). Notwithstanding the foregoing, the parties acknowledge that IOG shall not have liability for any actions taken by CFB in connection with the CFB IB Operation, and CFB shall indemnify IOG for any liability inuring to IOG as a result of CFB's actions. The IOG


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

     Services will be provided beginning on the date hereof and ending on the earlier of the Transfer or the termination of this Agreement, all as described herein.

          (iii) Notwithstanding IOG's authority and responsibilities with respect to CFB IB Operation (as contemplated in Exhibit A), IOG shall not effect any of the following without the prior consent of CFB:

               (a)  Enter into contracts on behalf of CFB;

               (b) Incur expenses on its own behalf in connection with the CFB IB Operation which is reasonably expected to involve more than an aggregate of $20,000.

               (c) Conduct any operations not specifically contemplated in this Agreement (including, without limitation, make expenditures not contemplated in the Expense Estimate attached hereto as Exhibit B).

               (d) Amend its Articles of Incorporation or Bylaws (with respect to which, CFB's consent shall not be unreasonably withheld).

          (iv) In connection with the CFB IB Operation, CFB shall perform such services as are specifically set forth herein, including in Exhibit A. All actions taken by CFB in connection with the CFB IB Operation shall be in compliance with applicable law and in a manner consistent with the reasonable standards in the industry (with due consideration being given to the relative newness of this segment of the banking industry). Notwithstanding the foregoing, the parties acknowledge that CFB shall not have liability for any actions taken by IOG in connection with its providing the IOG Services, and IOG shall indemnify CFB for any liability inuring to CFB as a result of IOG's actions.

     2.3. FUNDING OBLIGATIONS. (i) CFB shall fund the reasonable expenses of the CFB IB Operation from the date hereof through March 31, 1997 (which date may be extended by CFB). Notwithstanding the foregoing except as set forth in
Section 2.3(ii), CFB shall not be required to fund the CFB IB Operation if the amounts expended by CFB as contemplated in Exhibit B, plus losses associated with the CFB IB Operation exceeds $1,125,985 (the "CFB Funding Cap") (CFB's actual expenditures and net losses associated with the CFB IB Operation being hereinafter referred to as the "CFB Expenditures"). Subject to Section 2.3(ii), in the event that the CFB Funding Cap is reached, then CFB may elect not to provide further funding and may terminate the CFB IB Operation as contemplated in Section 8.1(v).

     (ii) In the event that (A) the CFB Funding Cap is reached (the "Cap Date") and IOG is not in default under this Agreement (except for a default resulting from the March 31, 1997 deadline having been reached) or (B) this Agreement is terminated under Section 8.1(iv) (such date of termination or the Cap Date being hereinafter referred to as the "Termination Date"), CFB (unless it reasonably determines that there is no reasonable likelihood that the Transfer will occur before the earlier of 120 days from the Termination Date or July 31, 1997) shall continue to fund the reasonable costs of the CFB IB Operation until the earlier of 120 days from the Termination Date, July 31, 1997, or the Transfer; provided, however, that all costs during such period shall be subject to approval of CFB and provided further that CFB shall not be obligated to expend additional amounts in excess of $200,000 (the $200,000, together with any other expenses of CFB in excess of the CFB Funding Cap, being hereinafter referred to as the


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

"Reimbursable Expenses"). At July 31, 1997, the Reimbursable Expenses shall become immediately due and payable by IOG to CFB, which debt shall be payable on a priority basis (prior to repayment of any expenses of other parties set forth on the Signature Page hereof).

     (iii) Concurrently with the execution hereof, the Kelton Group (jointly and severally) agree to purchase 9,000 shares of IOG common stock (as such share amount shall have been equitably adjusted for splits, reverse splits and similar matters) for $1,080,000, payable in cash on the date hereof.

     2.4 RETENTION OF IOG. In connection with the provision by IOG of the IOG Services, the parties agree that at all times, IOG and all of its employees shall be considered an independent contractor of CFB and the parties shall take such action as may be reasonably necessary to ensure such treatment. All work done by IOG in connection with the CFB IB Operation shall be the property of IOG and, unless CFB consents otherwise, IOG shall enter into all contracts executed in connection with the CFB IB Operation in its own name and on its own behalf (such that IOG will be deemed to be the owner and beneficiary of such contracts).

     2.5. CONSIDERATION FOR THE IOG SERVICES. In connection with the provision of the IOG Services, CFB shall pay to IOG its reasonable expenses prior to the Transfer, all as contemplated on Exhibit B attached hereto; provided, however, that in no event shall CFB be required to pay amounts for items in excess of the amounts set forth in Exhibit B attached hereto or to pay amounts (or incur losses) in excess of the amount set forth in Section 2.3. CFB shall make its payments only to IOG and shall have no liability to IOG employees utilized in providing the IOG Services.

     2.6. DIRECT SOLICITATION. In connection with the CFB IB Operation, IOG shall not directly solicit current CFB customers for its banking services. Notwithstanding the foregoing, the parties acknowledge that this Section 2.6 shall not preclude general multi-state solicitation.

     2.7. COOPERATION AND ACCESS. The parties shall reasonably cooperate in order to effect the transactions contemplated herein. The parties hereby to provide the other with full and complete access at all reasonable times to the CFB IB Operation and all matters related thereto.

                  SECTION III. TRANSFER OF THE CFB IB OPERATION

     3.1. TRANSFER OF ASSETS. Upon consummation of the IOG's acquisition of the Charter and upon receipt of all necessary or desirable regulatory approvals associated with the acquisition of the Charter, the Transfer, and the issuance of the stock contemplated in this Section III, CFB shall transfer the CFB IB Operation to IOG (the "Transfer"), which shall include the transfer of the following assets and the assumption of the following liabilities:

     (i)  The assets transferred shall include the following:

          (1) any tangible assets purchased by and utilized exclusively by the CFB IB Operation, including all furniture, fixtures and equipment utilized exclusively by the CFB IB Operation;

          (2)  all IB Contracts;

          (3)  all IB Loans;

          (4)  the Cash Items;

          (5) any accrued but uncollected income directly associated with the CFB IB operation; and

          (6) all other assets, of any kind and type (tangible or intangible) associated exclusively with the CFB IB Operation, including, without limitation, the accounting records associated with the CFB IB Operation.

     (ii) The liabilities transferred by CFB and assumed by IOG shall include the following:

          (1) all IB Deposits and all obligations of CFB to provide services incidental to the IB Deposits;

          (2)  all liabilities associated with the IB Contracts;

          (3) any accrued but unpaid expenses directly associated with the CFB IB Operation; and

          (4) any other liabilities associated exclusively with the CFB IB Operation and any other liabilities as may be agreed upon by the parties.

The parties acknowledge that they expect that the Transfer will occur in connection with an initial public offering of IOG or a private placement of securities raising at least $10 million (although such shall not be required).

     3.2. CONSIDERATION FOR THE TRANSFER.  In connection with the Transfer,

     (i) IOG shall issue to CFB 40,000 shares of IOG Common Stock (the "CFB Shares," which term may include the "Warrants" as defined below if the issuance of such Warrants is required) and

     (ii) IOG shall pay to CFB a purchase price calculated as follows:

          (1)  100% of the face value of all Cash Items; plus

          (2)  100% of the Reimbursable Expenses not actually reimbursed; plus

          (3) 100% of the absolute value of any net losses associated with the CFB IB Operation (excluding the Reimbursable Expenses); plus

          (4)  100% of the Net Book Value of the Branch Loans; minus

          (5) 100% of the total amount of the Branch Deposits on deposit at the date of the Transfer.

If the results of the above calculations are positive, that amount shall be paid by IOG to CFB, but if the results of the above calculations are negative, that amount shall be paid by CFB to IOG. The parties agree that CFB shall be entitled to receive the CFB Shares so long as it has funded the reasonable expenses of the CFB IB Operation prior to the Transfer, even if the total CFB Expenditures do not equal or exceed the amount of the CFB Funding Cap.

     3.3. CLOSING DELIVERIES AND DOCUMENTS. Upon the consummation of the Transfer, the parties shall deliver to each other such documents as are typically provided in connection with the purchase and sale of branches, including bills of sale, assignments, and assignment and assumption agreements, and officer's certificates. The parties may also mutually elect to enter into a separate transfer agreement containing standard representations, warranties and covenants typical of such transactions.

     3.4 CERTAIN TRANSFER MATTERS. Upon the Transfer, IOG shall be responsible for completing Forms 1099 for customers who were set up in connection with the CFB IB Operation, and other similar customer related matters.

     3.5. RETENTION OF SOUTH CAROLINA CUSTOMERS. Upon the Transfer, IOG will reasonably cooperate with CFB in order to assist CFB in setting up an Internet operation to service customers associated with the SC Deposits. CFB shall pay IOG's out of pocket costs associated with such assistance.

     3.6. EQUITY MAINTENANCE. In the event that CFB does not receive final approval to own the CFB Shares as contemplated above at the time of the Transfer, IOG shall issue to CFB warrants equal exercisable into the CFB Shares (the "Warrants"), which Warrants:

     (i) shall be exercisable upon such terms as shall be acceptable to CFB and applicable regulatory agencies;

     (ii) shall have shall have an exercise price equal to $.01 (which may be paid via "cashless exercise"); and

     (iii)     shall have a term of at least 15 years.

     The parties acknowledge that they expect that the form of the Warrants would be substantially the same as the warrants to purchase common stock of Affinity Technology Group, Inc. currently owned by CFB.

     3.7. REIMBURSEMENT. If, after the date hereof, IOG procures equity capital (or debt convertible into equity capital) exceeding $6 million (the "New Capital"), whether in one or a series of offerings, then to the extent that the New Capital exceeds $6 million, all parties hereto shall be reimbursed, on a pro rata basis, (dollar for dollar until paid in full) for the reasonable expenses incurred by the CFB IB Operation (which for CFB will be the CFB Expenditures). The parties acknowledge, on their respective behalf, that Exhibit D sets forth the expenses reimbursable under this Section 3.7 which were incurred prior to June 1, 1996.

                   SECTION IV. MANAGEMENT AND RELATED MATTERS

     4.1. DIRECTORS. In the event that CFB receives regulatory approval to have a representative or representatives serve as members of the Board of Directors of IOG, CFB shall be entitled to designate as part of management's slate, three directors (and the Board of IOG shall not be composed of more than 11 persons). In the event that CFB is not permitted to designate a director (assuming applicable law permits), IOG shall permit a representative of CFB to be present at all IOG Board meetings.

     4.2. EXECUTIVE COMMITTEE. In the event that the IOG Board of Directors establishes an executive committee, such committee must include the CFB-designated director as a member; provided that CFB receives regulatory approval to have a representative serve as a member of the Board of Directors of IOG.

     4.3. VOTING OF STOCK AND OTHER ACTIONS. CFB, the Organizers and the Kelton Group hereby agree to vote their IOG Common Stock and take such other reasonable action as may be necessary to cause the actions set forth in this Section IV to occur. Each party to this Section IV hereby agree that each of them shall not vote their IOG capital stock or take any actions which are contrary to the purposes and intent set forth in this Section IV; provided, however, that this Section shall not impose restraints upon the actions of any party which would be inconsistent with any applicable fiduciary duties.

     4.4. TERMINATION OF VOTING AGREEMENT. The provisions of this Section IV shall terminate completely upon the completion of an underwritten public offering whereby IOG is registered under Section 12(b) or 12(g) of the Securities Exchange Act of 1934, as amended.

     4.5. CONSENT OF CFB. IOG shall obtain the prior written consent of CFB in connection with the matters set forth below, which consent shall not be unreasonably withheld:

     (i) the issuance by IOG of any shares of capital stock (or securities convertible into capital stock), except as contemplated in Section 6.6 hereof;

     (ii) the selection of investment bankers, attorneys, consultants and other vendors which would be required to establish operations and obtain regulatory approvals; and

     (iii) material employment-related decisions with respect to executive officers and key employees.

     (iv)      amendments to IOG's Articles of Incorporation or Bylaws.

                        SECTION V. REPRESENTATIONS OF CFB

     CFB represents and warrants as follows:

     5.1. ORGANIZATION, GOOD-STANDING AND CONDUCT OF BUSINESS. CFB is a corporation, duly organized, validly existing and in good standing under the laws of the State of South Carolina, and has full power and authority and all necessary governmental and regulatory authorization to own its properties and assets and to carry on its business as it is presently being conducted.

     5.2. CORPORATE AUTHORITY. The execution, delivery and performance of this Agreement have been duly authorized by the Board of Directors of CFB. No further corporate acts or proceedings on the part of CFB are required or necessary to authorize this Agreement.

     5.3. BINDING EFFECT. When executed, this Agreement will constitute a valid and legally binding obligation of CFB, enforceable against CFB in accordance with its terms, subject to (i) applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws now or hereafter in effect relating to rights of creditors of FDIC-insured institutions or the relief of debtors generally, (ii) laws relating to the safety and soundness of depository institutions, and (iii) general principles of equity. The


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Agreement, when executed and delivered by CFB in accordance with the provisions hereof, shall be duly authorized, executed and delivered by CFB and enforceable against CFB in accordance with its terms, subject to the exceptions in the previous sentence.

     5.4. NON-CONTRAVENTION AND DEFAULTS; NO LIENS. Neither the execution or delivery of this Agreement, nor the fulfillment of, or compliance with, the terms and provisions hereof, will (i) result in a breach of the terms, conditions or provisions of, or constitute a default under, or result in a violation of, termination of or acceleration of the performance provided by the terms of, any agreement to which CFB is a party or by which it may be bound,
(ii) violate any provision of any law, rule or regulation, (iii) result in the creation or imposition of any lien, charge, restriction, security interest or encumbrance of any nature whatsoever on any asset of CFB, or (iv) violate any provisions of CFB's Articles of Incorporation or Bylaws.

     5.5. NECESSARY APPROVALS. Except for regulatory approvals applicable solely to financial institutions (which approvals (if any are determined by CFB to be required) will be obtained by CFB prior to consummation of the transactions contemplated herein), no consent, approval, authorization, registration, or filing with or by any governmental authority, foreign or domestic, is required on the part of CFB in connection with the execution and delivery of this Agreement or the consummation by CFB of the transactions contemplated hereby.

     5.6. INVESTMENT STATUS AND INVESTMENT INTENT. CFB is acquiring the CFB Shares (and/or the Warrants, as the case may be) for investment for CFB's own account and not with a view to, or for resale in connection with, any distribution thereof, and CFB has no present intention of selling or distributing the common stock of IOG. CFB does not have any contract, undertaking, agreement or arrangement with any person to sell, transfer or grant participation to such person or to any third person with respect to any of the common stock of IOG. CFB understands that the common stock of IOG to be acquired by CFB has not been registered under the Securities Act of 1933, as amended, or under any state securities laws by reason of specific exemption from the registration provisions of the Securities Act and state securities laws which depends upon, among other things, the bona fide nature of the investment intent as expressed herein.

                       SECTION VI. REPRESENTATIONS OF IOG

     IOG represents and warrants, and the Organizers to the best of their knowledge, represent and warrant, as follows as of the date hereof:

     6.1. ORGANIZATION, GOOD-STANDING AND CONDUCT OF BUSINESS. IOG is a corporation, duly organized, validly existing and in good standing under the laws of the State of Georgia, and has full power and authority and all necessary governmental and regulatory authorization to own its properties and assets and to carry on its business as it is presently being conducted.

     6.2. CORPORATE AUTHORITY. The execution, delivery and performance of this Agreement have been duly authorized by the Board of Directors of IOG. No further corporate acts or proceedings on the part of IOG are required or necessary to authorize this Agreement.

     6.3. BINDING EFFECT. When executed, this Agreement will constitute a valid and legally binding obligation of IOG, enforceable against IOG in accordance with its terms, subject to (i) applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws now or hereafter in effect

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relating to rights of creditors or the relief of debtors generally and (ii)
general principles of equity. The Agreement, when executed and delivered by IOG accordance with the provisions hereof, shall be duly authorized, executed and delivered by IOG and enforceable against IOG in accordance with its terms, subject to the exceptions in the previous sentence.

     6.4. NON-CONTRAVENTION AND DEFAULTS; NO LIENS. Neither the execution or delivery of this Agreement, nor the fulfillment of, or compliance with, the terms and provisions hereof, will (i) result in a breach of the terms, conditions or provisions of, or constitute a default under, or result in a violation of, termination of or acceleration of the performance provided by the terms of, any agreement to which IOG is a party or by which it may be bound,
(ii) violate any provision of any law, rule or regulation, (iii) result in the creation or imposition of any lien, charge, restriction, security interest or encumbrance of any nature whatsoever on any asset of IOG, or (iv) violate any provisions of IOG's Certificate of Incorporation or Bylaws, copies of which are attached hereto as Exhibit C.

     6.5. NECESSARY APPROVALS. No consent, approval, authorization, registration, or filing with or by any governmental authority, foreign or domestic, is required on the part of IOG in connection with the execution and delivery of this Agreement or the consummation by IOG of the transactions contemplated hereby.

     6.6. CAPITALIZATION. The authorized capital stock of IOG consists solely of 100,000 authorized shares of common stock ("IOG Common Stock"), of which 40,000 are issued and outstanding, 31,000 of which are owned by the Organizers and 9,000 of which are being issued contemporaneously herewith to the Kelton Group as contemplated in Section 2.3(iii) hereof. All of the issued and outstanding shares of IOG are validly issued and fully paid and nonassessable. Except for the CFB Shares (as defined below), there are no outstanding obligations, options, warrants or commitments of any kind or nature or any outstanding securities or other instruments convertible into shares of any class of capital stock of IOG, or pursuant to which IOG is or may become obligated to issue any shares of its capital stock. None of the shares of the IOG Common Stock is subject to any restrictions as to the transfer thereof, except as set forth in IOG's Certificate of Incorporation, Bylaws, or restrictions on account of applicable federal or state securities laws. IOG does not hold 5% or more of any class of equity securities of any other company or legal entity. The CFB Shares (as defined below) will, when issued, be validly issued, fully paid and nonassessable. IOG and the Organizers represent that the $1,000,000 referenced in Section 2.3(iii) hereof has been contributed to IOG.

     6.7. LIABILITIES AND LITIGATION. IOG has no liabilities other than as referenced in this Agreement. There are no claims, actions, suits or proceedings pending or, to IOG's knowledge, threatened against IOG, or to its knowledge affecting IOG, at law or in equity, before or by any Federal, state, municipal, administrative or other court, governmental department, commission, board, or agency, an adverse determination of which could have a material adverse effect on the business or operations of IOG (including its ultimate ownership and operation of the Operation), and IOG knows of no basis for any of the foregoing. There is no order, writ, injunction, or decree of any court, domestic or foreign, or any Federal or state agency affecting IOG or to which IOG is subject.

     6.8. OPERATIONS OF THE CFB IB OPERATION AND RIGHTS OF IOG. IOG is not aware of any reason why the AIB Product, when in service, will not operate as previously demonstrated to CFB. Upon execution hereof and after the Transfer, IOG will have (or will reasonably expect to obtain) all necessary rights, licenses and authority to operate the CFB IB Operation as previously described to CFB.

                 SECTION VII. REGULATORY MATTERS AND COMPLIANCE

     7.1. REGULATORY APPROVALS. Consummation of the transactions contemplated herein shall be subject to receipt of all necessary regulatory approvals, and neither party shall be required to consummate any transactions contemplated herein unless all necessary or reasonably desirable regulatory approvals have been obtained. Notwithstanding anything to the contrary herein, in no event shall this Agreement be construed to require either party to take, or impose any liability on either party as a result of its failure to take, any action which is not permissible under applicable law. The consummation of any transaction contemplated herein shall constitute a representation by each party to the other that all regulatory approvals necessary for that particular transaction have been received.

     7.2. EXPENSE OF REGULATORY APPROVALS; COOPERATION. Each party shall be responsible for obtaining any regulatory approvals related to its consummation of the transactions contemplated herein. Each party shall use their respective best efforts to obtain all regulatory approvals and shall cooperate with the other party in order to facilitate the procurement of all regulatory approvals.

     7.3. COMPLIANCE WITH APPLICABLE LAW. Each party shall be responsible for compliance (and hereby covenants to comply) with all applicable laws and regulations in connection with their respective actions taken in connection with the CFB IB Operation; provided, however, that CFB shall have final authority over all regulatory-related matters, including the authority to require IOG to take such actions as CFB deems reasonably necessary or in order to comply with applicable laws and regulations (as reasonably interpreted by CFB).

                            SECTION VIII. TERMINATION

     8.1. BASES FOR TERMINATION.  This Agreement may be terminated at any time:

     (i)       by mutual consent of the parties;

     (ii) upon 30 days' written notice, by either CFB or IOG, at that party's option, if a permanent injunction or other order, including any order denying any required regulatory consent or approval, shall have been issued by any Federal or state court of competent jurisdiction in the United States or by any United States Federal or state governmental or regulatory body, which order prevents the consummation of the transactions substantially as contemplated herein;

     (iii) by either CFB or IOG, if the other party has failed to comply with the agreements or fulfill the conditions contained herein, provided, however, that any such failure of compliance or fulfillment must be material and the breaching party must be given notice of the failure to comply and a reasonable period of time to cure;

     (iv) upon 30 days' written notice, by either CFB or IOG if it becomes likely (in the reasonable opinion of the terminating party) that the CFB IB Operation will not be able to be operated and transferred as contemplated herein or will not be transferred on or before June 30, 1997 (and in the event of such termination, CFB shall be issued the percentage of the CFB Shares (or Warrants) equal to the percentage derived from dividing the CFB Expenditures by the CFB Funding Cap;

     (v) upon 30 days' written notice, by CFB if the CFB IB Operation experiences cumulative losses which, when added to the amounts expended by CFB as contemplated in Exhibit B hereof, exceed the CFB Funding Cap.

     8.2. STANDARD OF LIABILITY. In the event of termination of this Agreement by any party as provided above in Section 8.1(i) or (ii) or (iv), this Agreement shall forthwith become void and there shall be no liability hereunder on the part of any party, or their respective agents, representatives or affiliates, except for intentional breach.

     8.3. EFFECT OF TERMINATION. In the event of termination of this Agreement by any party, Section 9.1, any agreements between the two parties as to indemnification, and any covenants contained herein which are specifically contemplated as being performed after termination shall survive such termination and provided, further, that any termination hereof shall not preclude any party hereto from recovering any legal or equitable damages or relief to which it is entitled.

     8.4. FURTHER AGREEMENTS AFTER TERMINATION. In the event of a termination of this Agreement pursuant to Section 8.1(ii) or (iv), each of the Organizers and each member of the Kelton Group hereby agree not to participate in the formation or operation of any entity (other than IOG) which utilizes any of the assets, principal employees, or expertise of any form or type created, utilized or acquired by IOG or CFB in connection with the CFB IB Operation; provided, however, that this Section 8.4 shall not preclude an individual set forth on the Signature Page hereof from seeking gainful employment with another banking entity so long as such is not part of an effort to transfer assets and/or expertise of IOG to another entity.

                      SECTION IX. MISCELLANEOUS PROVISIONS

     9.1. CONFIDENTIALITY AND NO-USE. Each party will and, will cause its employees and agents to, hold in strict confidence, unless disclosure is compelled by judicial or administrative process, or in the opinion of its counsel, by other requirements of law, all Confidential Information of the other party and will not disclose the same to any person. Confidential Information shall be used only for the purpose of and in connection with consummating the transaction contemplated herein. Each party will and will cause its employees and agents to hold in strict confidence all Confidential Information except for such disclosure as may be required in the ordinary course of business, or unless disclosure is compelled by judicial or administrative process, or in the opinion of its counsel, by other requirements of law. During the pendency of this Agreement, each party agrees that it shall use Confidential Information only in connection with the business of IOG and not for any other purpose. In the event that this Agreement is terminated because of a breach hereof, the breaching party shall never be entitled to use Confidential Information. Subsequent shareholders of IOG shall be required to agree to confidentiality and no-use provisions substantially similar to the provisions contained in this Section
9.1. The term "Confidential Information" shall mean all information of any kind concerning a party hereto (or an affiliate of a party) that is furnished by such party or on its behalf in connection with this Agreement, except information (i) ascertainable or obtained from public or published information, (ii) received from a third party not known to the recipient of Confidential Information to be under an obligation to keep such information confidential, (iii) which is or becomes known to the public (other than through a breach of this Agreement),
(iv) of which the recipient was in possession prior to disclosure thereof in connection herewith, or (v) which was independently developed by the recipient without the benefit of Confidential Information.

     9.2. ANTI-DILUTION. All share amounts set forth herein shall be subject to equitable adjustment in the event of stock splits, stock dividends, reverse stock splits, other similar recapitalizations, and issuances of IOG Common Stock (or securities convertible into IOG Common Stock) at less than fair market value (as determined from time to time by the Board of Directors, consistent with their duty of care); provided, however, that such equitable adjustment shall be used only to preserve and not increase the benefits herein to the relevant party.

     9.3. ARBITRATION. Any dispute arising under this Agreement shall be referred to and resolved by arbitration in Atlanta, Georgia (if initiated by CFB) or Greenville, South Carolina (if initiated by any other party hereto), in accordance with the rules of the American Arbitration Association, by a panel of three arbitrators, one of whom shall be selected by the IOG, one of whom shall be selected by CFB and the third of whom shall be selected by the arbitrators selected by IOG and CFB. A determination made in accordance with such rules shall be delivered in writing to the panics hereto and shall be final and binding and conclusive upon them. Each party shall pay its or his own legal, accounting and other fees in connection with such an arbitration; provided, however, that the arbitrators may award arbitration costs, including legal, auditing and other fees to the prevailing party in the arbitration proceeding if the arbitrators determine that such an award is appropriate.

     9.4. ENTIRE AGREEMENT. This Agreement contains the entire agreement of the parties with respect to the subject matter contained herein and there are no agreements, warranties, covenants or undertakings other than those expressly set forth herein.

     9.5. SUCCESSORS AND ASSIGNS. This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and assigns; provided, however, that the Agreement shall not be assigned by either of the parties hereto without the prior written consent of the other party hereto, which consent shall not be unreasonably withheld, and provided further, that any actions required or permitted to be taken herein by a party may be taken by an affiliate of such party, provided that such substitution does not have a material adverse affect on the attendant benefits to the other party. It is expressly acknowledged (and consented to by the parties) that it shall be deemed reasonable for CFB to assign all or part of its rights or obligations under this agreement to its parent corporation or a wholly-owned subsidiary of its parent corporation, formed as a small business investment company. This Agreement shall not construed to create or permit third party beneficiaries.

     9.6. LAW GOVERNING. This Agreement shall be governed by and construed in accordance with the laws of the State of South Carolina.

     9.7. AMENDMENT. This Agreement may not be amended except by an instrument in writing signed on behalf of all of the parties.

     9.8. WAIVER. Any term, provision or condition of this Agreement (other than that required by law) may be waived in writing at any time by the party which is entitled to the benefits thereof.

     9.9. COUNTERPARTS. This Agreement may be executed in one or more counterparts, each of which shall be deemed to be an original, but all of which together shall constitute one and the same instrument.

     9.10. CONSTRUCTION. The parties acknowledge that representations, acknowledgements or covenants expressly made herein by one or more parties to this Agreement are being made only by the parties stated herein as making such representations, acknowledgements or covenants, and no other party shall be deemed to guarantee accuracy or performance of such provisions, unless such is expressly stated.


                    END OF PAGE - NEXT PAGE IS SIGNATURE PAGE

     In witness whereof, the parties have executed this Agreement as of the date first written above.

Witness:                      CAROLINA FIRST BANK


/s/ Forney Z. Rangeley                  By:  /s/ Mack I. Whittle, Jr.
--------------------------------------       -----------------------------------
                                             Mack I. Whittle, Jr.


                              INTERNET ORGANIZING GROUP, INC.


/s/ Mary Johnson                        By:  /s/ T. Stephen Johnson
--------------------------------------       -----------------------------------
                                             T. Stephen Johnson

KELTON GROUP OF INVESTORS (See Attached Page)


                                   ORGANIZERS

                                             /s/ Edward J. Sebstain
--------------------------------------       -----------------------------------
(signature)                                  (signature)



--------------------------------------       -----------------------------------
Print name and Title (or if an               Print name and title (of if an
individual so state)                         individual so state)





--------------------------------------       -----------------------------------
(signature)                                  (signature)



--------------------------------------       -----------------------------------
Print name and Title (or if an               Print name and title (of if an
individual so state)                         individual so state)




Kelton International, Limited

/s/ Robin C. Kelton
--------------------------------------
By: Robin C. Kelton, Authorized Person

                                KELTON INVESTORS



By:  Robin C. Kelton, As Agent               By:  Robin C. Kelton, As Agent
--------------------------------------       -----------------------------------
Henry Looser                                 Nils Otto Taube


Lightning Asset Management Ltd.              By:  Robin C. Kelton, As Agent
                                             -----------------------------------
By:  Robin C. Kelton, As Agent               John H.W. Hodson
   -----------------------------------
     Name:
          ----------------------------

     Title:                                  By:  Robin C. Kelton, As Agent
           ---------------------------       -----------------------------------
                                             Sibylla Muller

Jo Hambro Investment Management Ltd.
  No. 1 London Account                       Darier Hentschii & CTE
                                             Attn:  Mr. Yves Micheli
By:  Robin C. Kelton, As Agent
   -----------------------------------
     Name:                                   By:  Robin C. Kelton, As Agent
          ----------------------------          --------------------------------
     Title:                                       Name:
           ---------------------------                 -------------------------
                                                  Title:
                                                        ------------------------

Jo Hambro Investment Management Ltd.
  A/C IOM 300                                By:  Robin C. Kelton, As Agent
                                             -----------------------------------
                                             Charles Martyn-Hemphill

By:  Robin C. Kelton, As Agent
   -----------------------------------
     Name:
          ----------------------------
     Title:                                  By:  Robin C. Kelton, As Agent
           ---------------------------       -----------------------------------
                                             Dr. Martin Jetzer

Grabrun Investment Corporation
  c/o J. Delafontaine

By:  Robin C. Kelton, As Agent
   -----------------------------------
     Name:
          ----------------------------
     Title:
           ---------------------------


By:  Robin C. Kelton, As Agent
--------------------------------------
Nezhet Tayib


By:  Robin C. Kelton, As Agent
--------------------------------------
Gilbert Hubert

                                    EXHIBIT A
            DESCRIPTION OF AIB BANKING PRODUCT AND CFB IB OPERATIONS

TABLE OF CONTENTS
Overview
1.0  General Description
2.0  Deposit Accounts To Be Offered Thru the Product
     2.1  Checking
     2.2  Money Market Deposit Accounts
     2.3  CD's and CD IRA's
     2.4  Transfers
     2.5  Automated Sweeps
     2.6  Account Fees and Charges; Interest Fees
3.0  Bill Payment Services
4.0  Customer Access to Their Accounts
     4.1  Access Through Personal Computers (PC's)
     4.2  Access Via TouchTone Phone
     4.3  Access Via Fax
     4.4  Access Via ATM/Debit Card
     4.5  Access Via Physical Check
5.0  Deposits
     5.1  Direct Deposits
     5.2  Mail
     5.3  External Transfer
6.0  Term of Arrangement Between CFB and IOG
7.0  Key IOG Vendors and Suppliers
     7.1  AT&T Corporation
     7.2  Edify Corporation
     7.3  BiSys
     7.4  Checkfree
     7.5  Other Vendors and Suppliers
8.0  Reserved
9.0  Marketing, Advertising and Promotion
10.0 Customer Sign-Up
11.0 Account Opening Fulfillment
     11.1 Quick Fulfillment
     11.2 Final Fulfillment
12.0 Customer Service
     12.1 e-Mail
     12.2 TouchTone VRU
     12.3 Mail
13.0 Passwords and PIN's
     13.1 PC and TouchTone Passwords/PIN's
     13.2 ATM/Debit Card PIN's
14.0 IOG Physical Facilities
15.0 IOG Staffing
16.0 Audits and Examinations

17.0 Certain CFB Responsibilities
     17.1 Legal/Regulatory
     17.2 Route & Transit Number
     17.3 Wire Transfer
     17.4 General Ledger Consolidation
     17.5 AIB Product Expenditures
18.0 Certain IOG Responsibilities
     18.1 Systems, Communications, Bill Paying and Operations

OVERVIEW

This Exhibit A describes the CFB IB Operations and the AIB Product anticipated to be offered during the period of time from the date hereof through the date of Transfer (which is contemplated to be on or before October 1, 1996 (the "First Phase"). The parties expect to perform a live test using a subset of the AIB Product beginning on or about July 15, 1996 and that the AIB Product;s first phase will be offered to the general public on or about September 1, 1996. The live test will include approximately 50 customers who will be employees of the respective parties involved in the project.

All of the provisions of this Exhibit A shall be construed so as to comply with applicable law and regulations. In the event that any of the provisions herein are contrary to applicable law or regulations, such provisions shall be automatically deemed to have been amended (including being deleted entirely, if necessary) to the extent necessary to comply with applicable law or regulations.

Unless stated otherwise, each of the items set forth below as being a part of the CFB IB Operation are expected to be made available on or about the date that PC access is provided to the general public.

1.0  GENERAL DESCRIPTION

     IOG will develop, implement and manage the CFB IB Operation, all as contemplated herein. In connection therewith, and except as set forth otherwise herein. IOG will provide full backoffice operations, systems and administrative support in connection with the CFB IB Operation, including a full range of customer service activities. Credit accounts and services may be offered during the First Phase, upon approval of CFB as to terms.

2.0  DEPOSIT ACCOUNTS TO BE OFFERED THRU THE AIB PRODUCT

     Customers will be offered checking, MMDA and CD accounts. Customers will be able to establish multiple checking, MMDA, and CD accounts and will be able to perform certain kinds of maintenance to their accounts (e.g. address changes).

     2.1  CHECKING

          Checking accounts will include physical checks and deposits, ATM/debit cards, physical and electronic consolidated statements, direct deposits, and pre-authorized debits. Both non-interest bearing and interest bearing checking accounts will be offered and may be combined under a tiered interest checking approach. Overdraft protection lines of credit may be offered, upon approvals of the terms of such lines by CFB.

     2.2  MONEY MARKET DEPOSIT ACCOUNTS

          Customers will be able to open and make deposits to and withdrawals from money market deposit accounts. Required statements may be rendered under consolidated statements. Customers will be able to initiate self-directed transfers to and from their money market deposit account and their checking accounts. Automated sweeps and fixed transfers may also be established.

     2.3  CD'S AND CD IRA'S

          Customers will be able to purchase CD's of varying maturities. Handling of maturity notices will be determined and will likely
          include electronic notification.   Automatic rollover features will
          also be provided. CD balances and other related information may be reported under consolidated statements.

     2.4  TRANSFERS

          Customers, through one or more means of access, will be able to self-initiate internal funds transfers between accounts. Customers may be provided with the ability to initiate external transfers subject to CFB approval.

     2.5  AUTOMATED SWEEPS

          Automated sweeps between accounts (e.g. between checking accounts and/or MMDA's) may also be included, subject to regulatory restrictions governing the number of withdrawals per month. Additionally, sweeps may be used to automatically cover overdrafts occurring on customers' checking accounts.

     2.6  ACCOUNT FEES AND CHARGES; INTEREST FEES

          Account fees and charges will be recommended periodically by IOG to CFB, and finally determined by CFB. Generally, all fees and charges are anticipated to be debited against the customers' selected primary checking accounts. Interest pricing on all deposit accounts will be recommended periodically by IOG to CFB, and finally determined by CFB.

3.0  BILL PAYMENT SERVICES

     Customers will be provided with full PC-based and TouchTone-based bill paying services. This will include both ACH and physical check remittances. Customers will also be able to perform a full range of maintenance transactions in connection with the bill payment services including but not limited to payee setups, changes and deletions.
     Customers will be able to establish both variable and fixed payments. Bill payment transaction descriptions will meet required electronic funds transfer regulations. Funds clearing for payments will be determined according to industry standards and will be subject to CFB approval prior to implementation.

4.0  CUSTOMER ACCESS TO THEIR ACCOUNTS

     Customers will be able to access their accounts and related services through the devices and means described herein.

     4.1  ACCESS THROUGH PERSONAL COMPUTERS (PC'S)

          Customers will be able to access their accounts through their PC's via modem through the Internet and through an optional "intranet" dial-up. Access will be Web-based, whereby customers will use PC-based browsers to dial into their respective Internet access providers and then navigate to the AIB Product's Web Site. If the customer is a customer of the Internet access provider on which the AIB Product's Web-site resides, the customer will be able to connect directly to the AIB Product under "intranet" access.
          Security will be provided and managed by the Web-site hosting vendor (which is expected to be AT&T).

     4.2  ACCESS VIA TOUCHTONE PHONE

          Customers will be able to access their accounts via use of TouchTone phones and will be able to perform a range of transactions and other functions subject to the restrictions inherent in this form of access device. In addition, customers will be able to select a menu option which will connect them directly to customer service personnel who will be able to perform a full range of customer support functions including both technical and banking-related customer service. The Voice Response Unit ("VRU") services are anticipated to be provided by the same vendor which provides the Web-site hosting for the AIB Product.

     4.3  ACCESS VIA FAX

          Customers will be able to initiate, either through the PC or through TouchTone phone, certain fax-based services, such as ordering statements and copies of checks.

     4.4  ACCESS VIA ATM/DEBIT CARD

          ATM/debit card access will be available to checking accounts, except that MMDA's will have ATM access only. Customers, upon acceptance of their account application, will be issued ATM and/or debit cards. IOG will make the arrangements necessary for ATM networks access, subject to prior approval by CFB. ATM/debit card access will be provided by a third party vendor.

     4.5  ACCESS VIA PHYSICAL CHECK

          Customers will have access via physical check to only checking accounts and MMDA's. Customers will be issued checks containing a CFB-supplied route and transit number and will be able to write checks against their accounts in accordance with existing banking operations. Canceled checks will not be returned. Customers will be able to order copies of checks as needed and, additionally, check images will be considered for access by customers through their PC's. Customers may also be able to order copies of checks, either through PC's or TouchTone phones, and direct the copies to be sent to fax. Overdraft conditions will be handled within required deadlines if not otherwise covered through account sweeps. Also, pre-authorized debits, as earlier described, will be included.

5.0  DEPOSITS

     Customers will be able to make deposits to their accounts through a number of means as set forth herein.

     5.1  DIRECT DEPOSIT

          Customers will be provided with direct deposit services through their checking accounts. Purchases of CD's and deposits to MMDA's can be made via transfers and other transactions which can be self-initialed by the customer through one or more of the access devices earlier described.

     5.2  MAIL

          Customers will be supplied with self-mailers which can be used to enclose and mail, via U.S. Postal Service, deposits to their accounts. The self-mailers are anticipated to be addressed to a servicing lockbox established by CFB in Columbia, South Carolina. Deposits will be captured and processed under procedures to be worked out between CFB and IOG Physical deposit receipts will not be returned. Customers will be able to obtain copies upon request.

     5.3  EXTERNAL TRANSFER

          External transfer shall include both ACH and Wire Transfers. Customers, at the appropriate time, will be able to initiate transfers from accounts at other banks and broker-based money market funds to their selected checking accounts.

6.0  TERM OF ARRANGEMENT BETWEEN CFB AND IOG

     The IOG Services will be provided beginning on the date hereof and ending on the earlier of the Transfer or October 31, 1996, all as described in the Agreement.

7.0  KEY IOG VENDORS AND SUPPLIERS

     In performing the development, implementation and management services, IOG intends on contracting with a number of different-vendors and suppliers, all of which must be approved by CFB. The parties agree that all vendor contracts will be entered into between the vendor and IOG. Certain key vendors and suppliers (all of which are acceptable to CFB) are listed below.

     7.1  AT&T CORPORATION

          IOG will use AT&T's data and voice communications services, including but not limited to its WorldNet, Easy World Wide Web and other services, to provide a full range of access channels to customers, as well as the connectivity required between other vendors, suppliers and IOG. AT&T will be responsible for providing point to point data and voice communications between the key vendors and IOG. AT&T will have primary responsibility for providing and maintaining electronic security. In connection with security, IOG shall provide to CFB a report from AT&T and its in-house security expert (Perry Schwartz) attesting to their reviews and tests and detailing their particular observations, comments and concerns on each of the following dates:
          (1) on the date that the live test begins and (2) on the date when the AIB Product is made available to the general public, all of which must be reasonably satisfactory to CFB in order to continue the CFB IB Operation.

     7.2  EDIFY CORPORATION

          IOG will use the server-based software platforms offered by Edify to establish "front-end" customer access across multiple types of access devices (e.g. PC, TouchTone and Fax) as well as to handle "back-end" interfacing and transaction messaging between the other vendors, including but not limited to, the core processing vendor and the bill paying services vendor. The Edify server-based software platform will be hosted by AT&T within its networking architecture.

     7.3  BISYS

          BiSys will provide core account processing services including but not limited to systems processing connected with deposit accounts, check imaging, items capture, ACH and general ledger for the purposes of the first phase. Additionally, BiSys may provide other processing services connected with future phases of the AIB Product.

     7.4  CHECKFREE

          It is anticipated that Checkfree will provide bill paying services.
          It is further anticipated that these services will be provided through AT&T under AT&T's contracts with Checkfree.

     7.5  OTHER VENDORS AND SUPPLIERS

          Other needed services will be contracted, including but not limited to, check printers, ATM/debit card plastics vendors, and ATM networks access (e.g. Plus, Cirrus, etc.). Where it is expedient and mutually acceptable, such services may be arranged through CFB.

8.0  RESERVED


9.0  MARKETING, ADVERTISING AND PROMOTION

     IOG, in conjunction with one or more of its key vendors, will be responsible for all marketing, advertising and promotion of the AIB Product, including but not limited to, Web site promotion and advertising. Marketing will also include media and public relations. Promotional incentives may also be used. Additionally, IOG will develop physical literature, including but not limited to, promotional literature, sign-up kits, and other printed media forms. Because the AIB Product will be accessible through the Internet, it is expected that customer account applications will be received from locations nationwide and internationally. Applications received from residents of foreign countries will not be accepted.

10.0 CUSTOMER SIGN-UP

     All account agreements, disclosures, and other contractual customer documents will be prepared by IOG and submitted to CFB for approval. New customers will sign up using an account application. No account will be opened without an original signed physical account agreement.

     It is anticipated that prospective customers will be able to complete a PC-based account application which includes a printout of the account agreement for signing and mailing along with a concurrent e-mailed message being delivered to IOG. All account applications will be processed by IOG, including but not limited to, the processing of matters related to credit investigation and other steps necessary for fraud prevention and approval of ATM and debit cards. IOG plans to be able to process properly-completed account applications with 24 hours after receipt.

11.0 ACCOUNT OPENING FULFILLMENT

     Upon receipt and acceptance of a new customer account application, a two step fulfillment process will be accomplished.

     11.1 QUICK FULFILLMENT

          Immediately upon acceptance, the customer's account(s) will be established on the core processing system and initial deposits will be processed. If the customer has selected bill paying services to be included, then the bill paying service will be notified along with any initial payees which the customer has directed to be established. Concurrently, a temporary password will be assigned to enable the customer to gain initial access via a PC and a TouchTone phone. A package will be sent to the customer containing information about the AIB Product and the related services and will include, if requested by the customer, the necessary browser software along with other materials, including but not limited to an initial set of "counter checks and deposit slips." The temporary password will be mailed under separate envelope for security reasons. It is anticipated that the quick fulfillment will be sent by IOG to the customer within approximately 24 hours after account acceptance.

     11.2 FINAL FULFILLMENT

          Within approximately 14 days after account acceptance, the customer will receive certain additional items, including but not limited to, a personal set of checks and deposit slips, a physical checkbook register and an ATM and/or Debit Card.

12.0 CUSTOMER SERVICE

     Customer service will be coordinated between IOG, AT&T and Checkfree, depending upon the customer's service need. AT&T will be providing customers with technical support (Tier I). Customer service will generally be available 7 days a week, 24 hours per day. The customer will have three ways to request service.

     12.1 E-MAIL

          The customer will be able to send and receive e-mail to and from IOG/CFB, AT&T and Checkfree. Additionally, using the Edify server-based platform, customers who have two phone lines will be able to contact IOG customer service representatives by voice, and the customer service representative receiving the call will be able to pull up the customer's current PC view through the PC under a "co-session" approach.

     12.2 TOUCHTONE VRU

          The customer will be provided with an 800 number which connects into a VRU within AT&T's service environment. The customer will be provided with a set of menu options to select depending upon the service or information needed including but not limited to connecting with an IOG customer service representative.

     12.3 MAIL

          Customers will also be provided an address for submitting customer service requests. This address will be a post office box established by IOG in the Atlanta, Georgia area, unless CFB determines that for regulatory purposes, the post office box must be in South Carolina.

13.0 PASSWORDS AND PIN'S

     13.1 PC AND TOUCHTONE PASSWORDS/PIN'S

          PC and TouchTone access passwords and PIN's will be managed under the Edify server-based software platform hosted within the AT&T environment. IOG, BiSys and AT&T will further define specific procedures for the establishment and administration of passwords and PIN's in connection with AT&T's overall security responsibility. Customers will be able to change their passwords and PIN's through their PC's and TouchTone phones at any time.

     13.2 ATM/DEBIT CARD PIN'S

          Issuance and administration of PIN's connected with ATM/debit cards will be agreed upon by IOG and the appropriate vendors.

14.0 IOG PHYSICAL FACILITIES

     IOG will establish physical operational facilities in the Atlanta, Georgia area and, to the maximum extent possible, all operational activities connected with the AIB Product, including but not limited to customer service and administration, will be performed at those facilities. IOG will be responsible for establishing and maintaining required physical security measures. Notwithstanding the foregoing, for regulatory purposes, CFB may require that the physical facilities be located in South Carolina.

15.0 IOG STAFFING

     IOG will be responsible for the hiring, training and supervision of all personnel, full time, part time and temporary, needed to support activities being performed at IOG's physical facility. IOG will be responsible for accomplishing security background checks on prospective employees. IOG (and its employees) shall be deemed to be independent contractors of CFB, all as more particularly contemplated in the Agreement.

16.0 AUDITS AND EXAMINATIONS

     IOG and its vendors and suppliers will cooperate and provide full access to auditors of CFB and bank regulatory and other examiners. Additionally, IOG will undertake to establish any certifications and registrations needed in connection with the AIB Product and the related services contemplated herein.

17.0 CERTAIN CFB RESPONSIBILITIES

     17.1 LEGAL/REGULATORY

          CFB will allow the CFB IB Operations to be conducted under its charter. CFB shall be responsible for conducting any audits of the CFB IB Operations or taking such other actions that may be mandated under applicable law or regulation.

     17.2 ROUTE & TRANSIT NUMBER

          CFB will provide a route and transit number to be used for items processing activities to be performed by IOG.

     17.3 WIRE TRANSFER

          CFB will provide wire transfer services support to IOG, but only with respect to collected funds. Joint analysis is currently being conducted to determine implementation requirements.

     17.4 GENERAL LEDGER CONSOLIDATION

          CFB and IOG will agree upon the procedures for consolidating the depository and cash balances of the AIB Product (housed under the core processing services of BiSys) into CFB's books. IOG will maintain a general ledger separately. CFB will be responsible for funds investment and income allocation. Joint analysis is currently being conducted to determine implementation requirements.

     17.5 AIB PRODUCT EXPENDITURES

          CFB, in conjunction with IOG, will track operating and capital expenditures related to the development, implementation and management of the AIB Product.

18.0 CERTAIN IOG RESPONSIBILITIES

     18.1 SYSTEMS, COMMUNICATIONS, BILL PAYING AND OPERATIONS

          IOG will be responsible for developing, implementing and managing all systems (core processing, Web-based, etc.), communications (voice and data), and back office operations, including but not limited to new accounts setup and fulfillment, staffing, items processing, customer service, equipment and facilities (except as previously described herein) in conjunction with the key vendors described above.

                                    EXHIBIT B

INTERNET ORGANIZING GROUP, INC.                                         07/03/96
PROJECTED INTERIM OPERATING EXPENSES AND CASH FLOW REQUIREMENTS
PROJECTED FROM JUNE 1, 1996 THROUGH MARCH 31, 1997

------------------------------------------------------------
                   INTERIM OPERATING EXPENSES
------------------------------------------------------------
 SALARIES & CONSULTING EXPENSES
     Salaries & Benefits                      $ 153,060
     CFB Salaries & Consulting Fees              94,000
     Technology                                   8,000
     Operations                                  17,200
                                              ---------
         Total Salaries & Consulting:         $ 272,260
------------------------------------------------------------
 OCCUPANCY EXPENSE
     Lease Expense                            $  14,875
     Taxes & Insurance                           10,100
     Maintenance/Leasehold Improvements           2,500
                                              ---------
         Total Occupancy:                     $  27,475
------------------------------------------------------------
  OTHER ORGANIZING EXPENSES
     Legal Expenses                           $  40,000
     Accounting                                   1,000
     Application Fees                            18,000
     Travel/Meetings                             23,500
     CFB Travel/Meetings and Other               10,000
     Marketing
         Collateral/Marketing Material           63,500
         WorldNet Advertising                    50,000
         Logo/Web Site                           31,100
         ATM Cards/Check Printing                 8,850
         Monthly Processing Fees                 25,500
     ATM Network Fees                            10,000
                                              ---------
           Total Other Expenses:              $ 281,450
------------------------------------------------------------
     TOTAL INTERIM OPERATING EXPENSES:        $ 581,185
------------------------------------------------------------
                         OTHER CASH FLOW
------------------------------------------------------------
 FF&E
     Banking Stations/Network                 $ 100,500
     Security Equipment                          20,500
     Employee Break Room Facility                 2,000
     Furniture/Equipment                         34,000
     Supplies (Forms)                            18,000
     Telephone Equipment/Communication           56,500
                                              ---------
         Total FF&E:                          $ 231,500
------------------------------------------------------------
 CAPITALIZED CONTRACTS
     AT&T (includes Edify)                    $ 200,000
     Bisys                                       80,000
                                              ---------
         Total Capitalized Contracts:         $ 280,000
------------------------------------------------------------
         TOTAL OTHER CASH FLOW:               $ 511,500
------------------------------------------------------------
 CFB Salaries, Consulting Fees and Travel
     before June 1, 1996                      $  33,300
------------------------------------------------------------
          TOTAL CASH REQUIREMENTS            $1,125,985
------------------------------------------------------------
------------------------------------------------------------

                                    AGREEMENT

    This Agreement is entered into as of this 6th day of December, 1996 by and between Carolina First Corporation, a South Carolina corporation ("CFC") and Internet Organizing Group, Inc., a Georgia corporation ("IOG").

    WHEREAS the parties hereto, among other parties, have entered into an Agreement pursuant to which IOG is obligated to issue to CFC 40,000 shares of IOG common stock, subject to certain conditions (the "Initial Agreement");

    WHEREAS it is in the best interest of the parties that such shares be issued in the near future;

    WHEREAS as a condition to the issuance of such shares, the Board of Governors of the Federal Reserve System (the "Federal Reserve Board") has required that CFC commit that CFC will cause the activities of IOG not to change from the managerial and technical services currently being performed for CFC (it being understood that preparations for the anticipated stock offering and acquisition of a thrift charter are incidental to such activities);

    WHEREAS CFC has made such a commitment to the Federal Reserve (the "Commitment");

    NOW, THEREFORE, in consideration of the mutual covenants and representations contained herein, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

    IOG shall not engage in any activities other than the managerial and technical services currently being performed for CFC (it being understood that preparations for IOG's anticipated stock offering and acquisition of a thrift charter are incidental to such activities). The parties agree that IOG may engaged in any other than activities which are then permissible banking or non-banking activities under applicable regulations of the Federal Reserve Board, so long as any necessary regulatory approvals are received. The parties agree to cooperate to seek necessary approvals for any such activity in which IOG wants to engage.

    This Agreement shall terminate when the Federal Reserve permits the Commitment to terminate. This Agreement contains the entire agreement of the parties with respect to the subject matter contained herein (and supersedes the Initial Agreement to the extent necessary to give effect to the provisions hereof) and there are no covenants or undertakings other than those expressly set forth herein. This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and assigns. This Agreement shall not construed to create or permit third party beneficiaries. This Agreement shall be governed by and construed in accordance with the laws of the State of South Carolina. This Agreement may not be amended except by an instrument in writing signed on behalf of all of the parties. Any term, provision or condition of this Agreement (other than that required by law) may be waived in writing at any time by the party which is entitled to the benefits thereof. This Agreement may be executed in one or more counterparts, each of which shall be deemed to be an original, but all of which together shall constitute one and the same instrument.

    In witness whereof, the parties have executed this Agreement as of the date first written above.

Witness:                               CAROLINA FIRST CORPORATION

/s/ William Hummers                    By: /s/ Mack I. Whittle, Jr.
---------------------------               ------------------------------------
                                          Mack I. Whittle, Jr.

                                       INTERNET ORGANIZING GROUP, INC.

/s/ Belinda L. Morgan                  By: /s/ Donald Shapleigh
---------------------------               ------------------------------------
                                           Donald Shapleigh

March 18, 1997




Net.B@nk, Inc.
7000 Peachtree Dunwoody Rd.
Building 10, Suite 300
Atlanta, GA  30328

Re:  Operating Agreement dated July 15, 1996 ("the Agreement")

Gentlemen:

Section 2.3 of the Agreement provides that Carolina First Bank ("CFB") will fund the reasonable expenses of the CFB IB Operation through March 31, 1997 and, subject to certain funding and time limitations and certain conditions set forth therein, further provides that the funding termination date may be extended to July 31, 1997, or the Transfer, whichever occurs first. Inasmuch as it appears that it is reasonably likely that the Transfer will occur on or before July 31, 1997, CFB hereby commits to extend the funding obligation until the earlier of July 31, 1997 or such time as the Reimbursable Expenses equal $1,325,985.

Net.B@nk, Inc. hereby consents to the transfer from CFB to Carolina first corporation of the right to receive 40,000 shares of Net.B@nk Common Stock (subject to any intervening stock dividend or stock split) pursuant to the Transfer as provided for in Section 3.2 of the Operating Agreement.

Notwithstanding the foregoing, if the Reimbursable Expenses reach the funding limit of $1,325,985 specified above prior to July 31, 1997 and if CFB is reasonably satisfied at such date that the contemplated initial Public Offering of Net.B@nk Common Stock being underwritten by Morgan Keegan & Company, Inc. and Interstate/Johnson Lane Corporation will take place on or before July 31, 1997, CFB will continue until July 31, 1997 to advance such additional reimbursable Expenses, in excess of the $1,325,985, as CFB deems reasonably necessary for the continued operation of the CFB IB Operation. Any such additional sums advanced shall be repayable as provided in Section 2.3 hereof along with all other Reimbursable Expenses so repayable, and any such repayment shall be further subject to the provisions of Section 3.7 of the Operating Agreement.

Net.B@nk, Inc.
March 18, 1997
Page 2


If and to the extent that CFB and Net.B@nk, Inc. determine that external equity financing is not sufficient to enable Net.B@nk to acquire the Premier charter and the acquisition of the IB Operation from CFB will not occur, then provided that Net.B@nk is not otherwise in default under the terms of the Operating Agreement, as hereby amended, CFB will retain Net.B@nk as an outsourced service provided for the purpose of providing data processing, internet access, and other service to CFB in order that CFB may continue to provide internet banking services to the customer as the IB Operation.

In return for the outsourced service to be provided by Net.B@nk, CFB will pay to Net.B@nk an amount equal to the minimum monthly cash needed by Net.B@nk to maintain a going concern status; provided, that the maximum amount to be provided to Net.B@nk shall not exceed $45,000 per month. The terms of the outsourced services to be provided by Net.B@nk to CFB shall be set forth in a definitive outsource service agreement to be negotiated, but containing terms and conditions typical for such an agreement. Such agreement shall have an initial term ending December 31, 1997, at which time either party may terminate the agreement. CFB and Net.B@nk acknowledge that Deloitte & Touche may consider the provisions of this letter agreement in connection with its review of the financial status of Net.B@nk.

Capitalized terms used herein shall have the meanings set forth in the Operating Agreement.

If the foregoing correctly sets forth your understanding of our agreement, please so indicate in the space hereinafter provided.

Sincerely,

CAROLINA FIRST BANK                     ACCEPTED AND AGREED TO:


By: /s/ William Hummers                 NET.B@NK, INC.
   ---------------------------

                                        By: /s/ D. R. Grimes
                                           --------------------------------